Exhibit 10.1
                                                                 ------------

                           CONTRACT OF SALE
                           ----------------

DATE:        Contract of sale dated as of the 31st day of January, 2003.
PARTIES:     BETWEEN, TOUCHSTONE APPLIED SCIENCE ASSOCIATES,
             INC., with an address at 4 Hardscrabble Heights, P.O. Box 382, Brewster, New York 10509 (the "Seller"),

             which agrees to sell, and

             26 PALMER, LLC, with an address at Houlihan &
             O'Malley Real Estate Services, Inc., 141 Parkway
             Road, Bronxville, New York 10708 (the
             "Purchaser"), who agrees to buy the property,
             including all buildings and improvements thereon
             (the "Premises"), which are located as follows:
PREMISES:    Street Address:        4 Hardscrabble Heights,
                                    Brewster, New York

             Tax Map Designation:

             which Premises are more fully described in
             Schedule "A" annexed hereto and made a part
             hereof.
FIXTURES:    The Premises also include all fixtures,
             appliances and similar items attached to or used
             in connection with the Premises (the
             "Fixtures"), unless specifically excluded below.
             Seller states that the Fixtures are paid for and
             owned by Seller free and clear of any lien other
             than the Existing Mortgage(s), which lien of the
             Existing Mortgage will be discharged prior to
             closing, unless assumed by Purchaser.  The
             Fixtures include but are not limited to plumbing
             fixtures, heating fixtures, lighting fixtures,
             and such other fixtures and appliances and
             similar items which are located at the Premises,
             all in "AS IS" and "WHERE IS" condition.
PURCHASE     1. The Purchase Price is:             2,875,000.00
PRICE:

                Payable as follows:

                On the signing of this contract,
                by check subject to collection to
                be held in escrow pursuant to
                paragraph 23                         143,750.00

                BALANCE AT CLOSING:                2,731,250.00
ACCEPTABLE   2. All money payable under this contract,
FUNDS:          unless otherwise specified, shall be either:

                    a. Cash, but not over One Thousand and
                       00/100 ($1,000.00) Dollars;

                    b. Good certified check of Purchaser, or
                       official check of any bank, trust
                       company, or savings and loan
                       association having a banking office in
                       the State of New York, payable to the
                       order of Seller, without endorsement;

                    c. Money, other than the Purchase Price,
                       payable to Seller at Closing, may be by
                       check of Purchaser up to the amount of
                       Five Thousand and 00/100 ($5,000.00)
                       Dollars; or

                    d. As to otherwise agreed to in writing by
                       Seller or Seller's attorney.

SUBJECT TO   3. The Premises are to be transferred subject to:
PROVISIONS:

                    a. Laws and governmental regulations that
                       affect the use and maintenance of
                       Premises, provided that they are not
                       violated by the buildings and
                       improvements erected on the Premises.

                    b. Consents for the erection of any
                       structure on, under, or above any
                       streets on which the Premises abut.

                    c. Encroachments of stoops, areas, cellar
                       steps, trim and cornices, if any, upon
                       any street or highway, provided
                       Purchaser's title company will
                       affirmatively insure over such
                       encroachments without additional
                       premium.

                    d. Covenants, easements and restrictions
                       of record, if any, provided that they
                       do not prohibit the present use and
                       maintenance of the structure or
                       structures now on the Premises.

                    e. Such state of facts as an accurate
                       survey or a personal inspection of the
                       said Premises may reveal, provided the
                       same does not render title unmarketable.

                    f. Public utility easements, agreements or
                       declarations of record.

                    g. Building and zoning regulations and
                       ordinances of the city, town or village
                       in which the Premises are situate,
                       provided same do not prohibit the
                       present use and maintenance of the
                       structure now on the Premises.

INSPECTION   4. The Purchaser shall have a period of forty-
PERIOD:         five (45) days (the "Inspection Period")
                commencing upon the receipt by Purchaser or
                Purchaser's attorney of a fully executed copy of
                this Agreement, to conduct any and all tests,
                reviews, investigations, inquiries, research and
                analysis of the subject Premises, including
                environmental audits, engineering studies,
                planning and zoning reviews, and financial
                reviews, which in Purchaser's discretion are
                necessary and desirable.  In the event Purchaser
                is not satisfied with any aspect of the subject
                Premises for any reason, the Purchaser may elect
                to cancel this Agreement upon written notice
                give not later than the date the Inspection
                Period expires with time of the essence as to
                that date.  Upon such cancellation, the down
                payment shall be refunded to Purchaser together
                with all accrued interest, and this Contract
                shall be of no further force and effect.  In the
                event Purchaser elects to cancel this Agreement
                pursuant to this Paragraph, and provided that
                Seller reimburses Purchaser for all of its
                expenses in obtaining the requested following
                items, Purchaser shall provide Seller with
                copies of all land related studies, reports,
                environmental audits, surveys, maps, and test
                results, which the Seller shall request.
ACCESS TO    5. Seller hereby grants to Purchaser its
PREMISES:       agents, servants, employees and consultants, a
                license to enter in and upon the Premises upon
                reasonable notice to the Seller throughout the
                term of this Agreement for the purpose of
                inspecting the Premises which inspections may
                include, but are not limited to, conducting
                surveys, physical inspections, tests,
                engineering and construction evaluation and
                reports, architectural study and planning, and
                environmental study, testing, borings and such
                other tests and evaluations as are reasonably
                required for the full and complete evaluation of
                the Premises and the full and complete
                prosecution of any applications for governmental
                approvals.  The Purchaser agrees to conduct such
                inspections in such manner so as to cause a
                minimum of disturbance to the Seller.  In
                connection with the exercise of the license
                granted to Purchaser herein, Purchaser agrees to
                hold Seller harmless from any loss, cost,
                damages, lawsuit, and damage to person or
                property, and the cost of litigation (including
                attorneys fees) caused solely by Purchaser or
                its agents, servants or employees in the
                exercise of this license.  Purchaser, or its
                agents, shall maintain liability insurance of at
                least $1,000,000 for each occurrence, naming
                Seller on said policy as a certificate holder,
                and further maintain worker's compensation
                insurance for any employees entering the
                Premises.  After such access, Purchaser agrees
                to return the Premises to substantially the same
                condition as existed prior to said access, but
                in no event will Purchaser be required to remedy
                any condition found at the Premises.
TITLE        6. Seller shall give and Purchaser shall
COMPANY         accept such title as any reputable title company
APPROVAL:       licensed to do business in the State of New York
                will be willing to approve and insure at
                standard rates in accordance with their standard
                form of title policy, subject only to the
                matters provided for in Section 3 of this contract.
CLOSING      7. "Closing" means the settlement of the
DEFINED AND     obligations of Seller and Purchaser to each
FORM OF DEED:   other under this contract, including the payment
                of the Purchase Price to Seller, and the
                delivery to Purchaser of a bargain and sale deed
                with covenant against grantor's acts, in proper
                statutory form for recording so as to transfer
                full ownership (fee simple title) to the
                Premises, free of all encumbrances except as
                herein stated.  The deed will contain a covenant
                by Seller as required by Section 13 of the Lien
                Law.
CLOSING DATE 8. Closing will take place at the office of
AND PLACE:      Rider, Weiner, Frankel & Calhelha, P.C., 655
                Little Britain Road, Newburgh, New York, on or
                before March 30, 2003.
BROKER:      9. Purchaser and Seller hereby state that they
                have not dealt with any broker in connection
                with this sale other than Prudential Serls
                Commercial Group, and Seller agrees to pay the
                broker the commission earned pursuant to a
                separate agreement, when, as and if title
                closes.  Each party agrees to indemnify the
                other against any loss, claim, damage or expense
                (including attorney's fees) arising from a
                breach of this representation.  The provisions
                of this Paragraph shall survive delivery of the
                deed hereunder or the earlier termination of
                this Agreement.
STREETS      10. This sale includes all of Seller's
AND ASSIGN-      ownership and rights, if any, in any land lying
MENTS OF         in the bed of any street or highway, opened or
UNPAID           proposed, in front of or adjoining the Premises
AWARDS:          to the center line thereof.  It also includes
                 any right of Seller to any unpaid award by
                 reason of any taking by condemnation and/or for
                 any damage to the Premises by reason of change
                 of grade of any street or highway.  Seller will
                 deliver, at no additional cost to Purchaser, at
                 Closing, or thereafter, on demand, any documents
                 which Purchaser may require to collect the award
                 and damages.
APPORTION-   11. The following are to be apportioned as of
MENTS:           midnight of the day before the day of Closing:

                    a. Taxes, water charges and sewer rents
                       based on the fiscal period for which
                       assessed.

                    b. Rents, if any.

                    c. Operating expenses, including water,
                       fuel and utilities.

                 If Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the old tax rate for the preceding period applied to the last assessed valuation.

LEASES:      12. This sale is subject to and conditioned
                 upon the execution of a lease agreement by which the Purchaser shall lease the Premises back to the Seller on the terms and conditions set forth in Exhibit "C." The purposes for this transaction, including the lease back to the Seller, is for Seller to utilize the equity in the real property in furtherance of its business, to provide capital for expansion and new equipment, eliminating debt associated with the real estate, and permitting Seller to focus on its primary business. The Purchaser's purpose is to invest in real estate, its primary business, and realize a fair return on its investment given the nature and utilization of the property.

                         This transaction does not constitute a
                 joint venture between Seller and Purchaser, nor
                 is this a loan transaction.  The lease term is
                 only ten (10) years, the Purchaser does not have
                 a purchase option, and both the purchase price
                 under this contract, and the rental amount under
                 the Lease are at fair market values.
ALLOCATION   13. The parties hereto agree that no part of
OF PURCHASE      the purchase price set forth in this Contract is
PRICE:           attributable to personal property.
ALLOWANCE    14. Seller has the option to credit Purchaser
FOR UNPAID       as an adjustment of the Purchase Price with the
TAXES, ETC:      amount of any taxes, unpaid taxes, assessments,
                 water charges and sewer rents, together with
                 interest and penalties thereon to a date not
                 less than five (5) business days after Closing,
                 provided that official bills therefor computed
                 to said date are produced at Closing, or
                 Purchaser's title company shall be willing to
                 insure Purchaser against such charges.
USE OF       15. If there is anything else affecting the
PURCHASE         sale which Seller is obligated to pay and
PRICE TO         discharge at Closing, Seller may use any portion
PAY ENCUM-       of the balance of the Purchaser Price to
BRANCES:         discharge it.  If requested by Purchaser, Seller
                 shall discharge any Existing Mortgage on the
                 Premises or cooperate in the assumption of the
                 Existing Mortgage by Purchaser.  As an
                 alternative, Seller may deposit money with the
                 title insurance company employed by Purchaser as
                 required by it to assure discharge, but only if
                 the title insurance company will insure
                 Purchaser's title clear of the matter or insure
                 against its enforcement out of the Premises.
                 Upon request made within a reasonable time
                 before Closing, Purchaser agrees to provide
                 separate certified checks as requested to assist
                 in clearing up these matters.
AFFIDAVIT    16. If a title examination discloses judgments,
AS TO            bankruptcies or other returns against persons
JUDGMENTS:       having names the same as or similar to that of
                 Seller, Seller shall deliver a satisfactory
                 detailed affidavit at Closing showing that they
                 are not against Seller.
TRANSFER     17. At Closing, Seller shall deliver a check
AND              payable to the order of the appropriate county
RECORDING        officer in the amount of any applicable transfer
TAXES:           tax payable by reason of the delivery or
                 recording of a deed.  The Purchaser shall pay
                 the recording fees for the recording of the deed.
TRANSFER     18. Seller and Purchaser shall complete, sign
TAX              and deliver at Closing the New York State
REPORT:          Combined Real Estate Transfer Tax Return and
                 Credit Line Mortgage Certificate (Form TP-584),
                 which Seller shall deliver to the Purchaser's
                 title company with Seller's check as and for
                 payment of the transfer tax due.  Any costs or
                 fees necessary to record the deed, to file the
                 Form TP-584 or to file the Real Property
                 Transfer Report (Form RP-5217) shall be paid by
                 the Purchaser.  In addition, Seller shall assign
                 to Purchaser all service contracts and any
                 applicable warranties at Closing.
CONDITION    19. During the Inspection Period, Purchaser
OF               shall have an opportunity to examine the
PREMISES:        Premises and, should Purchaser decide to proceed
                 to Closing at the end of the Inspection Period,
                 Purchaser shall take the Premises "AS IS."
                 Neither the Seller nor any agent or
                 representative of the Seller has made any
                 representations or promises upon which the
                 Purchaser has relied regarding the physical
                 condition of the Premises, the equipment and
                 fixtures therein contained, or any other matter
                 or thing relating to the property hereby
                 contracted to be sold, except as is expressly
                 set forth in this agreement.  The Seller shall
                 not be liable for or in any manner bound by any
                 verbal or written statements or representations
                 by any person or persons, unless such
                 representations are expressly set forth in this
                 agreement.    Prior to closing, Seller shall
                 maintain the Premises and all Fixtures,
                 including landscaping, snow removal, ordinary
                 repair and cleaning.
NO           20. The Seller makes no representations nor
WARRANTIES:      warranties concerning the condition, fitness for
                 a particular purpose, or operation of the
                 improvements, fixtures, appliances, or other
                 property included in this transaction.
TITLE        21. If the Seller shall be unable to convey a
DEFECTS          good and marketable title subject to and in
& LIMIT          accordance with this agreement, the sole
OF               obligation of the Seller shall be to refund the
LIABILITY:       Purchaser's down payment made herein, with
                 interest thereon, and to reimburse Purchaser for
                 the cost of title examination (expense actually
                 incurred by Purchaser for title examination, in
                 no event to exceed net amount which would be
                 charged by a title company in the County of
                 Putnam for title examination of Premises
                 described herein without issuance of a policy)
                 and survey, if Purchaser had ordered and paid
                 for same, as well as environmental and
                 engineering inspections, and upon making of such
                 refund, this agreement shall wholly cease and
                 terminate and neither party shall have any
                 further claim against the other by reason of
                 this agreement, and the lien, if any, of the
                 Purchaser against the Premises shall wholly
                 cease.  The Seller shall not be required to
                 bring any action or proceeding or otherwise to
                 incur any expenses to render the title to the
                 Premises marketable.  The Purchaser may,
                 nevertheless, accept such title as the Seller
                 may be able to convey without any further
                 liability on the part of the Seller and without
                 any abatement or reduction of the Purchase
                 Price.  The acceptance of a deed by the
                 Purchaser shall be deemed to be a full
                 performance and discharge of every agreement and
                 obligation on the part of the Seller to be
                 performed pursuant to the contract.
                 Notwithstanding the foregoing, if a defect can
                 be remedied by the payment of money only, in an
                 amount not to exceed $50,000.00, then Seller
                 shall remedy such default.
NOTICE OF    22. Purchaser shall notify Seller's attorney in
TITLE            writing of any objections to title within forty-
DEFECTS:         five (45) days of the date of this agreement.
                 Delivery of a title report prepared by a title
                 company licenced to do business in the State of
                 New York to Seller's attorney shall be deemed
                 due notice of the objections set forth therein.
                 Seller shall be entitled to a reasonable
                 adjournment of the Closing date in order to
                 clear any such objections to title, but if
                 Seller is unable to clear any such objections to
                 title, Seller shall have the option to terminate
                 this contract by notifying Purchaser's attorney
                 in writing by certified mail, return receipt
                 requested, of such termination, whereupon the
                 terms and conditions set forth in the preceding
                 paragraph herein shall apply.
DOWN         23. The down payment shall be held in escrow by
PAYMENT          Rider, Weiner Frankel & Calhelha, P.C. (the
IN ESCROW:       ("Escrow Agent"), as herein provided in an
                 interest bearing account maintained at Warwick
                 Savings Bank, Route 300, Newburgh, New York, until Closing or until a default hereunder by Purchaser, at which time it shall be delivered to Seller. If Seller defaults hereunder, the down payment shall be returned to Purchaser, together with all accrued interest. The interest earned on the down payment shall be credited at closing against the sums due Seller from Purchaser. In the event this agreement terminates prior to closing, the party entitled to receive the down payment shall also be entitled to the interest earned.

                         The Escrow Agent shall not be liable to any
                 of the parties for any act or omission, except for bad faith or gross negligence, and the parties hereby agree to indemnify the Escrow
                 Agent and hold the Escrow agent harmless from any claims, damages, losses or expenses
                 (including attorneys' fees) arising in
                 connection herewith. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder for their convenience. In the event of a dispute between the parties, the Escrow
                 Agent shall not be bound to release and deliver the escrow fund to either party but may either continue to hold the escrow fund until Escrow
                 Agent is otherwise directed in a writing signed by all parties hereto or Escrow Agent may deposit the down payment with the clerk of any court of competent jurisdiction. Upon such deposit, the Escrow Agent will be released from all duties and responsibilities hereunder.

                         The Escrow Agent shall not be required to
                 defend any legal proceedings which may be instituted against it in respect to the Premises or the subject matter of this agreement unless requested to do so by Purchaser or Seller and indemnified to its satisfaction against the cost and expense of such defense (including attorneys' fees). The Escrow Agent shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectability of any check delivered in connection with this agreement. Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.

                         The parties agree that, notwithstanding the
                 role of Rider, Weiner, Frankel & Calhelha, P.C.
                 as Escrow Agent, Rider, Weiner, Frankel &
                 Calhelha, P.C., may and does represent Seller as
                 legal counsel in connection with the subject
                 matter of this agreement and otherwise.
SURVEY:      24. Purchaser shall have the right to have a
                 survey and description prepared of the Premises
                 provided it is prepared by a licensed surveyor
                 or professional engineer at Purchaser's cost and
                 expense.  If a copy of such survey and
                 description are provided to Seller's attorney
                 prior to that date of Closing, and provided such
                 survey is certified to Seller, then Seller
                 agrees to use such survey description in the
                 deed of conveyance in lieu of the description
                 set forth in this contract.  Seller makes no
                 representation or warranty as to the accuracy of
                 the description supplied by the Purchaser or its
                 title company by virtue of its inclusion in the
                 deed.
PURCHASER    25. If Purchaser shall default hereunder, the
DEFAULT:         down payment paid by Purchaser to Seller on
                 account of this agreement may, at Seller's
                 option, be retained by Seller, as Seller's sole
                 and exclusive remedy as liquidated damages.  In
                 the event Seller elects to retain the down
                 payment, both parties shall be relieved and
                 released of and from any further liabilities
                 hereunder, and Purchaser expressly releases any
                 lien Purchaser may have against the property.
                 Seller shall have no right to seek specific
                 performance of this Contract as against
                 Purchaser or seek damages against Purchaser.
GENERAL      26. The following general provisions apply to
PROVISIONS:      this agreement:

                    a. Benefits.  All of the terms and
                       --------
                       provisions of this Agreement shall be binding upon and inure to the benefit of the parties, the Seller and the Purchaser, and their respective successors and assigns.

                    b. Entire Agreement.  This Agreement and
                       ----------------
                       the Schedules and Exhibits hereto contain the entire Agreement between the Purchaser and the Seller with respect to the transactions contemplated herein; and no party shall be bound by nor shall be deemed to have made any representations, warranties or covenants except those contained herein. This Agreement cannot be modified, changed, discharged, extended, or terminated except by an instrument in writing, signed by the party against whom the enforcement or any modification, change, discharge or termination is sought.

                    c. Captions.  The captions of the
                       --------
                       Paragraphs and subparagraphs of this Agreement are for convenience and reference only, and are not to be considered in construing this Agreement.

                    d. Notices.  Any notices, request,
                       -------
                       instrument or other document to be given hereunder shall be in writing and, shall be delivered personally or sent by certified, registered or express mail, return receipt requested, or by reliable overnight service, as follows:

                          If to the Purchaser: 26 Palmer, LLC
                                               Dan Houlihan
                                               Houlihan & O'Malley Real
                                               Estate Services, Inc.
                                               141 Parkway Road
                                               Bronxville, NY 10708

                          with a copy to:      Ann Farrissey Carlson, Esq.
                                               DelBello Donnellan
                                               Weingarten Tartaglia Wise &
                                               Wiederkehr, LLP
                                               One North Lexington Avenue
                                               White Plains, New York 10601

                          If to the Seller:    Touchstone Applied
                                               Science Associates, Inc.
                                               4 Hardscrabble Heights
                                               P.O. Box 382
                                               Brewster, New York 10509
                                               Attn:  Andrew L. Simon, President

                          with a copy to:      Rider, Weiner,
                                               Frankel & Calhelha
                                               655 Little Britain Road
                                               P.O. Box 2280
                                               Newburgh, New York  12550
                                               Attn:  Charles E. Frankel, Esq.

                          Each party may change its address for the
                       purposes of this Paragraph by giving written notice of such change to the other party in the manner herein provided.

                          If this Agreement provides for a designated
                       period after a Notice within which to perform an act, such period shall commence on the date of receipt or tender of the Notice. If this Agreement requires the exercise of a right by Notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of mailing or tender of the Notice pursuant to which such right is exercised.

                    e. Severability. In case any one or more
                       ------------
                       of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement.

                    f. Invalidity Of Certain Provisions.  If
                       --------------------------------
                       any provision of this Agreement shall be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and every provision of this Agreement shall be enforceable to the fullest extent permitted by law.

                    g. Governing Law.  This Agreement has
                       -------------
                       been negotiated and executed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

                    h. Singular and Plural.  Any singular
                       -------------------
                       word or term herein shall also be read as in the plural whenever the sense of this contract may require it.

                    i. No Waiver.  The failure of Seller or
                       ---------
                       Purchaser to seek redress for violation of, or to insist on the strict performance of, any term, covenant or condition of this Agreement, shall not be deemed a waiver of any such party's rights hereunder nor prevent a similar subsequent act from constituting a default under this Agreement.

                    j. Counterparts.  This Agreement may be
                       ------------
                       executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                    k. Expenses.  Each of the Purchaser and
                       --------
                       the Seller shall pay its respective legal, accounting and other fees in connection with this Agreement, including expenses incurred in connection with the purchase of the real property.

                    l. Assignment.  This Agreement may not be
                       ----------
                       assigned by the Purchaser without the prior written consent of the Seller, which consent shall not be unreasonably withheld, except That Purchaser may assign this agreement to a limited liability company in which he maintains a controlling interest.

                    m. Merger.  Seller is not liable or bound
                       ------
                       in any manner by express or implied warranties, guaranties, promises, statements, representations or information pertaining to the Premises, made or furnished by any agent, employee, servant, or other person representing or purporting to represent the Seller, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein. It is understood and agreed that all understandings and Agreements heretofore had between the parties hereto are merged in this Contract, which alone fully and completely expresses their Agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation, not embodied in this Contract, made by the other.

                    n. Execution of Contract.  It is
                       ---------------------
                       specifically understood that no offer to sell
                       the Premises is made by the preparation or
                       delivery of this contract to the Purchaser or Purchaser's attorney, but the same shall be deemed an invitation of an offer to purchase on
                       the terms therein contained without any
                       unauthorized changes.  It is further understood
                       that pending the acceptance by Seller of
                       Purchaser's offer by execution and delivery of
                       this contract to Purchaser's attorney, neither
                       party shall be bound hereby, and Seller shall be
                       free to continue to list the premises for sale,
                       and entertain offers from other prospective
                       purchasers.
SELLER'S     27. Seller represents and warrants the
REPRESEN-        following are true and correct as of the date of
TATIONS          this Contract and shall be true and correct at the Closing.

                   a. Seller is a corporation duly
                      organized, validly existing and in good standing under the laws of the State of New York and has all necessary power, corporate and otherwise, to execute and deliver this Contract and to perform all obligations hereunder, and that this Contract and any other documents delivered in connection herewith have been duly authorized by all requisite action on its part, and that this Contract is valid and legally binding on Seller.

                    b. There is no litigation or proceeding
                       pending which would prevent Seller from
                       complying with any of its obligations under this Contract.

                    c. The use being made of the Premises at
                       the present time is in conformity with the certificate of occupancy, if any, issued for the Premises.

                    d. The Seller is the sole owner of the
                       Premises, and has full power, authority and right to execute, deliver and perform this Contract. In addition, Seller has not granted any right of first refusal or option to purchase the Premises to any person or entity.

                    e. There are no pending proceedings for
                       the taking of all or any portion of the Premises by condemnation or eminent domain, and, to the best of Seller's knowledge, there are no legal actions or proceedings affecting the Premises.

                    f. Seller has not made any commitment to
                       or agreement with the municipality, county, state or federal governments which would require Buyer to install any future improvements affecting the Premises. No governmental authority has requested that Seller make any repairs, modifications, alterations or changes to the Premises in order to comply with the requirements of law.

                    g. Seller has no knowledge of any
                       incinerator, boiler of other burning equipment on the Premises being operated in violation of to any applicable law. Copies of the certificates of operation for said equipment, if any, will be delivered to Buyer's attorneys at the Closing.

                    h. To the best of Seller's knowledge,
                       there are no legal actions or proceedings affecting the Premises except as set forth herein.

                    i. To the best of Seller's actual
                       knowledge, Seller has not done anything to create a toxic waste, hazard or other environmental problem at the Premises.

                    j. To the best of Seller's actual
                       knowledge, no demand has been made by any
                       insurance company insuring the Seller requiring any work to be performed at the Premises in order to keep or obtain liability insurance.
1031         28. Purchaser and Seller agree that, at
EXCHANGE:        Purchaser's election, this transaction shall be
                 structured as an exchange of like-kind
                 properties under Section 1031 of the Internal
                 Revenue Code of 1986, as amended (the "Code"),
                 and the regulations and proposed regulations
                 thereunder.  The parties agree that if Purchaser
                 wishes to make such election, it must do so
                 prior to the Closing Date.  If Purchaser so
                 elects, the Seller shall reasonably cooperate,
                 provided any such exchange is consummated
                 pursuant to an agreement that is mutually and
                 reasonably acceptable to Purchaser and Seller
                 and which shall be executed and delivered on or
                 before the Closing Date, and both parties agree
                 to take all reasonable actions necessary to
                 timely comply with provisions of the Code to
                 accomplish such exchange, provided, however,
                 that such actions shall not materially increase
                 either party rights or obligations as
                 specifically provided for in this Agreement.
                 The Purchaser, as the electing party, shall in
                 all events, be responsible for all costs and
                 expenses related to the Section 1031 exchange
                 and shall fully indemnify, defend and hold the
                 other harmless from and against any and all
                 liability, claims, damages, expenses (including
                 reasonable attorneys' and paralegal fees and
                 reasonable attorneys' and paralegal fees on
                 appeal), proceedings and causes of action of any
                 kind or nature whatsoever arising out of,
                 connected with or in any manner related to such
                 1031 exchange that would not have otherwise been
                 incurred by the Seller if.  The provisions of
                 this paragraph shall survive delivery of the Deed.
CASUALTY;    29. (a)  Except as otherwise provided herein,
RISK OF          all risk of loss prior to Closing is assumed by
LOSS:            Seller, but without any obligation or liability
                 on the part of Seller to repair any damage or
                 restore the Premises or its contents.  If Seller
                 elects to repair or replace any loss or damage,
                 which Seller shall elect within Thirty (30) days
                 after any such loss (a failure to notify
                 Purchaser within such Thirty (30) day period
                 shall be deemed an election by Seller to repair
                 the Premises), this Contract shall continue in
                 full force and effect, and Purchaser shall not
                 have the right to reject title to the Premises
                 or receive a credit against, or abatement in,
                 the Purchase Price, and Seller shall be entitled
                 to a reasonable period of time (which shall not
                 exceed Six (6) months from the Closing date set
                 forth herein to complete such repairs or
                 replacements.  Purchaser shall not be required
                 to pay the balance of the Purchase Price until
                 (i) the Premises shall have been substantially
                 repaired to the best of Seller's ability to its
                 condition immediately prior to the casualty, and
                 (ii) the essential services of the Premises
                 (such as gas, electricity and heat) and a
                 reasonable means of ingress and egress to the
                 street have been restored.  Any proceeds
                 received from insurance maintained by or for the
                 benefit of Seller, or in satisfaction of any
                 claim or action in connection with such loss,
                 shall belong entirely to Seller.  If such
                 proceeds are paid to Purchaser, Purchaser shall
                 promptly upon receipt turn them over to the
                 Seller.  The provisions of this paragraph shall
                 survive the Closing.
ASSUMPTION   30. Seller and Purchaser acknowledge that
OF EXISTING      Purchaser may request that the Existing Mortgage
MORTGAGE:        in favor of Hudson United Bank be assigned to
                 and assumed by Purchaser. Seller agrees to cooperate with Purchaser in such assignment and assumption, and Seller shall execute any and all documents reasonably necessary to accomplish such assignment and assumption.
                 [THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

	IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and date set forth next to their signature, and consent to the date first above written being the effective date of this agreement.


                                    SELLER:

                                    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                                    By: ANDREW L. SIMON
                                    -------------------
                                        Name:   Andrew L. Simon
                                        Title:  President


                                    PURCHASER:

                                        DAN HOULIHAN
                                    ---------------------
                                        Name:   Dan Houlihan

                                 SCHEDULE A

                            Property Description
                            --------------------





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